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                                 EXHIBIT 23.4
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Ryan, Beck & Co.,
150 Monument Road, Suite 106
Bala Cynwyd, Pennsylvania   19004-1725

August 24, 1998


We hereby consent to the filing of the form of fairness opinion as an exhibit to Harris Financial, Inc.'s registration statement on Form S-3 and any amendments thereto filed with the Securities and Exchange Commission and as an exhibit to any related applications filed with the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System.


Sincerely,

/s/ Michelle Darcey

Michelle Darcey
First Vice President